                                                                Exhibit 10.12

                           JOSEPH BARKER ENTERPRISES

                                      LEASE

      THIS AGREEMENT, made this 26th day of June, 1996, by and between Joseph Barker Enterprises, hereinafter referred to as the LANDLORD, and HealthDrive Corp., a Delaware Corp., hereinafter referred to as the TENANT.

      WITNESSETH: That the LANDLORD hereby leases to the TENANT and TENANT hires of the LANDLORD, for a term of three years commencing on September 1, 1996 and ending on August 31, 1999, the following described premises: suite # 107, in the building located at 1 Prestige Drive, Meriden, CT 06450, consisting of 3,200 rentable square feet (approx. 2,780 usable sq.ft.),

TENANT agrees to pay rent to the LANDLORD monthly, in advance, on the first of each month, as shown on the following schedule:

          LEASE YEAR          MONTHLY RENT           ANNUAL RENT
          ----------          ------------           -----------

            1 - 3              $2,400.00             $28,800.00

   and during the option period:

              1                $2,400.00             $28,800.00
              2                $2,533.33             $30,400.00
              3                $2,666.67             $32,000.00

      The parties hereto further agree:

      1. TENANT will pay the rent as stated above.

      2. All rent shall be payable without prior notice or demand at the office of the LANDLORD, Joseph Barker Enterprises, 250 Pomeroy Avenue, Meriden, CT 06450, or at such other place as LANDLORD or his authorized agent may, from time to time, designate in writing. All notices, demands, and requests required or permitted under this lease shall be in writing, and shall be deemed to have been properly given if sent by United States certified mail, postage prepaid, addressed as hereinafter provided:

    To LANDLORD:      Joseph Barker Enterprises
                      250 Pomeroy Avenue
                      Meriden, CT. 06450                (203) 237-0272

    To TENANT at:     HealthDrive Corp.
                      25 Needham St.
                      Newton, MA 02161-1615             (617) 964-6681
or at such other notification address as, from time to time, may be given either party to the other. All such notices, demands, and requests which are served by certified mail as aforesaid shall be deemed sufficiently served or given for all purposes herein at the time such notices, demands, or requests shall be mailed by U.S. certified mail at any post office regularly maintained by the U.S. post office.

      3. Subject to strikes, accidents, breakdowns, and conditions beyond his control, LANDLORD covenants at his expense to:

            (a) keep the hereby leased premises well and sufficiently heated at a minimum temperature of 68 degrees Fahrenheit.

            (b) furnish electric current for lighting and general office purposes, together with appropriate bulbs or tubes for all ceiling fixtures, sufficient to provide an adequate and uniform level of illumination throughout the working areas of the interior of the demised premises. Bulb and tube replacement to be on an as needed basis, when notified by TENANT;

            (c) cause the demised premises to be kept clean, including the light fixtures, and interior glass therein; except that LANDLORDs employees or agents will not enter TENANTs sterilization room.

            (d) furnish at all times during regular general business hours, air conditioning for the demised premises within governmental standards and limits, during seasons for same.

            (e) keep and maintain the sidewalks, corridors, stairways and all other means of ingress and egress to the demised premises in good repair and in safe and well-lighted condition, reasonably free and clear of ice, snow and debris;

            (f) maintain and repair the parking area and driveways leading thereto, including cleaning and snow removal.

      4. LANDLORD's obligation under para. 3c, above, shall include at least the following:

      DAILY emptying of waste baskets in the demised premises, cleaning of fixtures in restrooms, and sweeping of floors in all common areas.

      Storage and disposal of any medical supplies, waste, and refuse will be done by TENANT at TENANTs expense, in containers supplies by TENANT and approved by the health department.

            TWICE A WEEK vacuum or mop all floor surfaces.

            WEEKLY dust all uncluttered, accessible office fixtures.

            SEMI-ANNUALLY clean all window surfaces and light fixtures.

      5. All repairs to the premises, and the plumbing, heating, air conditioning, electric wiring, and lighting necessary to keep the same in proper order shall be made by LANDLORD at LANDLORD's expense, unless said repairs are made necessary through the carelessness or negligence of TENANT, its agents or its employees, damage by fire or other casualty excepted; and such changes or additions to the premises required to be made by order of federal, state, or municipal authorities, or by Board of Fire Underwriters, shall be made by LANDLORD at LANDLORD's expense. Any needed repairs, changes, or additions, other than required by law, or resulting from the installation of equipment not contemplated in the original lease and which have been installed subsequent to the execution of the lease are to be paid for by the TENANT.

6. In case of partial damage to the demised premises by fire or other casualty, TENANT shall give immediate notice thereof to LANDLORD, who shall thereupon cause the damage to be repaired, with speed, at LANDLORD's expense, with due allowance being made for any reasonable delay which may arise by reason of adjustment of loss under insurance policies, labor problems, equipment delivery time, or any cause beyond LANDLORD's control; and to the extent that the premises are rendered untenantable, the rent shall proportionately abate. If the demised premises or the building be destroyed, or both be so damaged, that instead of restoring, LANDLORD shall decide not to repair or rebuild, then, at the option of either party hereto, this lease shall be terminated upon written notice, and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and TENANT shall thereupon vacate the demised premises and surrender the same, to the LANDLORD.

      7. The TENANT agrees that the LANDLORD, its agents and representatives, shall have the right, without abatement of rent, to enter into and upon the demised premises, or any part thereof - other than the sterilazation room, at all reasonable hours for the purpose of examining the same, or for making such repairs or alterations to the demised premises, or to the building of which the same form a part, as may be necessary for the safety and preservation thereof, subject to any national security regulations.

      8. The LANDLORD and TENANT, contingent upon written notice of a claim against the other within such time as may be reasonably required to permit the other to defend, agrees to defend and save the other harmless from, and indemnify the other against, to the extent permitted by law, any and all injury to third parties or loss or damage to the property of third parties caused by or resulting from the negligent or wrongful acts of the other or its agents, employees, or invitees, no matter how caused, occurring in or upon the demised premises. This indemnity agreement shall include indemnity against all reasonable costs, expenses, and liabilities incurred in connection with any such proceedings brought thereon or the defense thereof.

Neither the LANDLORD nor the TENANT shall be responsible for any injuries, loss, or damage to the property of third parties caused by or resulting from the negligent or wrongful acts of the other, its agents, employees, or invitees no matter how caused and on account of any claim for workmens compensation by any person entitled to compensation from the LANDLORD or the TENANT, as the case may be.

The LANDLORD and the TENANT shall maintain comprehensive general public liability insurance including contractual liability coverage, with respect to the demised premises and its appurtenances issued by insurance companies authorized to do business in the State of Connecticut, in amounts not less than ONE HUNDRED THOUSAND ($100,000.00) DOLLARS with respect to bodily injury or death suffered by any one person, and not less than THREE HUNDRED THOUSAND ($300,000.00) DOLLARS with respect to any one accident, and not less than ONE HUNDRED THOUSAND ($100,000.00) DOLLARS with respect to damage to property arising out of any one accident. The TENANT and LANNDLORD shall each deliver to the other, on demand by the other, an acceptable certificate of insurance as evidence of the aforesaid insurance.

      9. TENANT agrees to permit LANDLORD, or his authorized agent, at any reasonable time throughout the term of this lease to show the premises to persons wishing to purchase the same; and TENANT further agrees that at any time within three months preceding the expiration of the term hereby granted, LANDLORD, or his authorized agent, shall have the right to place a notice of reasonable size on the front of the demised premises, or any part thereof, offering the demised premises "To Let", "For Rent", or "For Sale", and tenant agrees to permit the same to remain thereon without hindrance or molestation.

      10. In the event that LANDLORD desires or requires mortgage financing in connection with the premises described herein, the LANDLORD agrees to obtain from the mortgagee, for the benefit of the TENANT, written certification that if the LANDLORD's interest is taken over by the mortgagee, TENANT's lease will be recognized and TENANT's occupancy will not be disturbed so long as TENANT is not in default.

      11. Any lighting fixtures, removable partitions, or other removable fixtures constructed and placed in the demised premises at the expense of the TENANT shall remain the property of the TENANT and may be removed by the TENANT at the expiration of this lease, and in case of damage or disfigurement to walls or floors caused by such removal, the cost of any necessary repairs shall be borne by the TENANT. TENANT shall be under no obligation to remove the above-mentioned fixtures, and may, at his option surrender them in whole or in part with the demised premises, in which event LANDLORD shall regard said fixtures as abandoned by the TENANT and they shall then become the property of the LANDLORD. TENANT covenants that he will not make any alterations in or to the demised premises without first obtaining the written consent of the LANDLORD, which consent shall not be unreasonably withheld.

      12. In the event that all or substantially all of the demised premises are temporarily or permanently taken by power of eminent domain by the State or any authority or corporation having the power of eminent domain, LANDLORD shall notify TENANT and this lease shall terminate as of the date of such taking and LANDLORD shall repay to the TENANT any rent that TENANT has paid for any period subsequent to that date. In the event that a part, but not all, or substantially all, of the demised premises is so taken, TENANT may at any time within ninety days after such taking terminate this lease as of the date of delivery of notice to the LANDLORD expressing TENANT's election to so terminate this lease. In the event of such partial taking, the rent for any period prior to such delivery of notice, or the rent in any case if TENANT does not terminate this lease, shall be reduced in the same proportion as the number of square feet of the demised premises taken bears to the number of square feet of demised premises prior to such partial taking.

      13. Should TENANT continue to occupy the demised premises after the expiration of the term of this lease or any exercised renewal thereof, whether with or without the consent of the LANDLORD, such tenancy shall be from month to month and in no event from year to year or from term to term, and such month to month tenancy shall be on the same terms, covenants and conditions of this lease and at a monthly rental equal to 150% of the monthly rent that was due in the last month of the lease. Nothing herein contained shall be deemed to waive any right of LANDLORD to recover possession of the demised premises upon the expiration of the term of this lease or any properly exercised renewal thereof. Should LANDLORD need to seek legal remedies to recover possession of the demised premises, TENANT agrees to pay any and all reasonable legal fees and costs incurred by LANDLORD.

      14. The LANDLORD will supply, or cause to be supplied, at no additional cost to the TENANT, water and sewer facilities, electricity as provided by the utility company serving this location, heat and air conditioning, during the term of this lease. The LANDLORD agrees that it will furnish hot water for domestic purposes to the building. Heat and air conditioning shall be furnished during the regular seasons for each. The parties hereto agree that the LANDLORD's obligation to the TENANT to supply such heat and air conditioning shall be only as to the lowest energy consumption regulations as set forth or put into effect by any federal, state or local health or energy control agency; it being understood that as to air conditioning to the highest temperature approved by such agencies, and that as to heating to the lowest temperature required by such agencies. The LANDLORD further agrees that the heating system for the demised premises will be adequate to heat the space to an inside temperature of 68 degrees F. The services to be rendered by the LANDLORD under this paragraph shall be rendered between the hours of 7:00 AM and 9:00 PM Monday through Friday, and the hours of 7:00 AM and 5:00 PM on Saturday. At all other times, a minimum temperature of 60 degrees will be maintained.

      15. Parking for TENANTs use will be available, unreserved, at no charge. TENANT's employees will not leave any vehicles in the parking areas overnight, without prior consent from LANDLORD. TENANT may leave it's company-owned vehicles overnight, in areas approved by LANDLORD. LANDLORD assumes no responsibility for vehicles parked on the property.

      16. TENANT will not bring or allow any animals in the building.

      17. The TENANT shall use the demised premises for a one shift, daytime, business office operation, but TENANT may use said premises for additional shifts provided TENANT shall first request and obtain the written consent of the LANDLORD, which shall not be unreasonably withheld. No retail sales, manufacturing, assembly, or any type of use which may cause or create any noise or odors discernable outside of the demised premises shall be permitted in the demised premises without prior written consent of the LANDLORD.

      18. TENANT agrees not to make or order any changes to the locks or keys for any door entering into or inside the premises without prior written consent of the LANDLORD.

      19. The occurrence of any one of the following events shall constitute a default of this lease by TENANT:

      A.) Failure of tenant to make any payment of rent or other required payment, when due, and such failure continues for a period of five days after receipt of written notice by LANDLORD to TENANT,

      B.) Vacating or abandonment of all, or a substantial portion of the demised premises by TENANT which is not remedied within ten days after receipt of written notice by LANDLORD to TENANT,

      C.) Failure of TENANT to comply with any provision of this lease, other than payment of rent, and such failure shall continue for ten days after receipt of written notice by LANDLORD to TENANT.

Upon the occurrence of any event of default, without any further notice or demand, in addition to and not limited to any other remedy permitted by law or by this lease, LANDLORD shall have the option to terminate this lease, in which event TENANT shall immediately surrender the premises to LANDLORD. If TENANT shall fail to do so, LANDLORD may with ten days written notice and without prejudice to any other remedy available, enter and take possession of the premises and remove TENANT and its effects without being liable to prosecution or any claim for damages. If this lease is so terminated by LANDLORD, TENANT shall pay immediately to LANDLORD all sums which were due prior to the date of such termination, and TENANT shall pay on the future dates originally fixed herein for the payment thereof amounts equal to the several installments of rent and any and all other charges as they would have become due if this lease had not been terminated.

LANDLORD shall at all times, in both the case of a default by TENANT or a termination by LANDLORD, be required to take actions to mitigate its financial damages resulting from such default or termination. In the event of any default by LANDLORD, which LANDLORD has not sufficiently remedied within 10 days to allow TENANT to conduct "business as usual", TENANT may withhold payment of rent until such is cured. If the default is not remedied within thirty days, TENANT may terminate the lease. If the lease is hereby terminated, LANDLORD agrees to pay any and all reasonable moving expenses of TENANT incurred in moving to a similar facility within a 100 mile radius of the premises.

If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorneys' fees at trial and on all appeals of such suit or action.

      20. LANDLORD will permit TENANT to place it's name on the directory board in the lobby of the building located at 1 Prestige Dr. and also to place a sign on the door entering into the demised premises and a sign on the lawn sign panel, if one exists or is later installed. Said signs, however, must be approved by LANDLORD as to size, shape and location.

      21. TENANT shall not assign this lease, or sublet all or any portion of the premises without LANDLORD's prior written consent; which, if consented to by LANDLORD, shall be in a form acceptable to LANDLORD. TENANT's request shall include with it a copy of the proposed assignment or sublease agreement. Assignees or subtenants shall become directly liable to LANDLORD for all obligations of TENANT under this lease without relieving TENANT of any liability. TENANT shall pay to LANDLORD all rent or other consideration received by TENANT from any assignee or subtenant, either initially or over the term of the assignment or sublease, which is in excess of the rental obligation required under the terms of this lease for the premises or portion thereof for which consent is requested. Consent by LANDLORD shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting. LANDLORD's consent shall not be unreasonably withheld.

It shall be unreasonable for LANDLORD to withhold consent if the proposed assignee or subtenant's proposed use of the demised premises is of a similar nature to TENANTs use. It shall not be unreasonable for LANDLORD to withhold consent if the proposed assignee or subtenant is a present tenant of the building.

      22. TENANT shall have the further right and privilege to renew this lease for one additional term of three years, under the same terms and conditions as herein set forth, provided however, that TENANT shall give notice to LANDLORD of his intent to renew at least 90 days prior to the expiration of the lease or renewal then in effect. TENANT shall forfeit it's right to renew or extend this lease if the lease is in default or has been assigned or sublet.

      23. If, prior to the expiration of this lease, any space in the building becomes vacant and available for lease, LANDLORD shall notify TENANT of its availability, in writing, and TENANT shall have 14 days from the date of receipt of such notification to advise LANDLORD in writing that TENANT accepts such space offered, in its present condition, and agrees that it shall become a part of the premises covered under this lease. Failure by TENANT to notify LANDLORD within the 14 days shall constitute TENANT's waiver of its right to add such space as a part of the premises. The rent for the space offered, and the approximate date possession is to be delivered shall be included in LANDLORD's notice to TENANT. TENANT's obligation to pay rent will begin on the earlier of the date possession is delivered to TENANT by LANDLORD or the date TENANT occupies all the space, and shall continue until the expiration of the lease. Prior to occupancy of additional space, LANDLORD and TENANT shall execute a lease amendment reflecting the addition of the premises, additional rent, change in ratio of the premises to the building area, and any other revisions necessary because of such additional space being added to the original premises. All other terms and conditions of this lease shall apply to additional space.

      24. TENANT agrees to comply with any and all rules and regulations which LANDLORD, in the reasonable exercise of its discretion, may from time to time make, concerning the use and occupancy of the demised space and common areas of the property.

      25. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the LANDLORD and the TENANT and their respective heirs, executors, administrators, successors and assigns, and may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            IN WITNESS WHEREOF, LANDLORD and TENANT have respectively executed these presents as of the day and year first herein written.


                                   LANDLORD: /s/ Michael D. Barker
                                             -------------------------------
                                             Joseph Barker Enterprises
                                                  by Michael D. Barker
--------------------------------

--------------------------------


                                   TENANT: HealthDrive Corp.
--------------------------------

--------------------------------           /s/ Michael R. Kaplan
                                           ---------------------------------
                                             by: Michael R. Kaplan

STATE OF CONNECTICUT) )    ss: Meriden

COUNTY OF NEW HAVEN )

      On this 19th day of September 1996, before me, the undersigned officer, personally appeared Michael D. Barker, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same as his free act and deed for the purpose therein contained.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal.


                                             /s/ Penny D. Beaudry
                                             -------------------------------
                                                       comm. exp 6/31/98

STATE OF Massachusetts))   ss: Newton COUNTY OF Middlesex
)

      On this 21st day of August, 1996, before me, the undersigned officer, personal1y appeared Michael R. Kaplan, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same as his free act and deed for the purpose therein contained.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal.


                                             /s/ Gary C. Chute
                                             -------------------------------
                                             GARY C. CHUTE, NOTARY PUBLIC
                                             My commission expires July 18, 2001